UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2017

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1790 Hughes Landing Blvd, Suite 500
The Woodlands, Texas  77380
(Address of principal executive office) (Zip Code)

(832) 413-4770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On February 27, 2017, Summit Midstream Partners, LP (the “Partnership”), Summit Midstream GP, LLC, the Partnership’s general partner (the “General Partner”), and Summit Midstream Holdings, LLC, a wholly owned subsidiary of the Partnership (the “Operating Company”), entered into an equity distribution agreement (the “Distribution Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC (each, a “Manager” and, collectively, the “Managers”), under which the Partnership may offer and sell up to $150 million in aggregate gross sales proceeds of common units representing limited partner interests in the Partnership (the “Offered Units”) from time to time through the Managers, each as a sales agent for the Partnership.

The Partnership originally established the equity distribution program on June 12, 2015 when it entered into the original equity distribution agreement with the Managers. Prior to entering into the Distribution Agreement, the Partnership had not sold any of the common units registered pursuant to the original equity distribution agreement. As a result, the Offered Units include all of the original common units registered pursuant to the original equity distribution agreement.

Sales of the Offered Units, if any, made under the Distribution Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed upon by the Partnership and any Manager. The Offered Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-213950) of the Partnership, declared effective as of November 22, 2016, including the prospectus contained therein, as supplemented by the Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on February 27, 2017. The Partnership intends to use the net proceeds from the sale of the Offered Units for general partnership purposes, including the repayment of debt, acquisitions and funding capital expenditures.

The Distribution Agreement contains customary representations, warranties and agreements by the Partnership, including obligations of the Partnership to indemnify the Managers for certain liabilities under the Securities Act. The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Managers and certain of their affiliates have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business for which they have received, and expect to receive, customary compensation and expense reimbursement. In particular, affiliates of each of the Managers are lenders under the Operating Company’s revolving credit facility. If the Partnership uses any net proceeds of this offering to repay borrowings under the revolving credit facility, such affiliates of the Managers will receive proceeds of the offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

1.1

Equity Distribution Agreement, dated February 27, 2017, among the Partnership, the General Partner, the Operating Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC.

5.1	Opinion of Latham & Watkins LLP.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP

	By:	Summit Midstream GP, LLC,
its general partner

Dated: February 27, 2017	By:	/s/ Matthew S. Harrison
		Name:	Matthew S. Harrison
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1

Equity Distribution Agreement, dated February 27, 2017, among the Partnership, the General Partner, the Operating Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC.

5.1	Opinion of Latham & Watkins LLP.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).